UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2017

FORM HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 12th Floor

New York, New York 10017

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (646) 525-4319

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As of May 15, 2017 Clifford Weinstein is no longer an executive officer of FORM Holdings Corp. (the “Company”); he will continue as the President of the Company’s wholly owned subsidiary, FLI Charge, Inc. (“FLI Charge”) until December 31, 2017.

(e)

Amendment No. 4 to Employment Agreement with Clifford Weinstein

On May 15, 2017, the Company entered into a fourth amendment to the employment agreement with Clifford Weinstein (the “Agreement”). The amendment provides that effective as of May 15, 2017, Mr. Weinstein’s employment with the Company will terminate on December 31, 2017, his annual base salary shall be reduced to $42,900 per annum and his incentive payment in the event of a change of control or public offering of FLI Charge shall be increased from 5% to 6%. The parties acknowledge that this amendment to the Agreement does not constitute a Good Reason termination under the Agreement.

The foregoing description of the fourth amendment to the employment agreement is only a summary, does not purport to be complete and is qualified by reference in its entirety by the complete text of the fourth amendment to the employment agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description of Exhibit
10.1	Amendment No. 4 to the Employment Agreement dated October 13, 2015, by and between the Company and Clifford Weinstein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORM HOLDINGS CORP.

Dated: May 15, 2017	By:	/s/ Andrew D. Perlman
		Name:	Andrew D. Perlman
		Title:	Chief Executive Officer